Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the “Issuer”) for the quarter ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
Date: August 8, 2005	By:	/s/ F. Scott Bauer
F. Scott Bauer
Chairman and Chief Executive Officer

Date: August 8, 2005	By:	/s/ David W. Hinshaw
David W. Hinshaw
Executive Vice President and Chief Financial Officer